UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into a Material Definitive Agreement

Explanatory Note

On January 5, 2017, GreeneStone Healthcare Corporation, a Colorado corporation (the “Company”), filed a current report on Form 8-K (the “Original Report”) reporting the entry into a material definitive agreement, creation of a direct financial obligation, and unregistered sales of equity securities – primarily, the Original Report disclosed the Company’s sale of a series of convertible notes and warrants pursuant to a private offering, which closed on December 19, 2016 (the “Private Offering”).

This Amendment No. 1 on Form 8-K/A (the “Amendment No. 1”) amends the Original Report to update and correct certain previously disclosed information about the Private Offering in Item 1.01 of the Original Report. Whereas in Item 1.01 of the Original Report the Company reported raising USD$469,000.00 in the Private Offering out of a total offering amount of USD$500,000.00, the total amount raised was USD$469,386.00.

Next, whereas the Original Report indicated that the closing of the Private Offering took place on December 19, 2016, the date for closing was December 30, 2016, which was the day on which the subscriptions were accepted.

Further, an existing investor in the Private Offering provided additional funding in the amount of USD$40,000.00 after the December 30, 2016 closing of the Private Offering, and two new investors provided an additional $31,000.00 after closing, bringing the total amount raised to USD$540,386.00. The Company received this additional $71,000.00 in funding from the three investors on January 16, 2017.

Other than the foregoing amendments and updates to Item 1.01 of the Original Report, this Amendment No. 1 does not amend, update, or change any other items or disclosures contained in the Original Report. The Original Report is incorporated herein by reference, and any and all references to the Original Report made in this Amendment No.1 are qualified by reference to the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2017	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer